Exhibit 99.1
ORBITAL ATK ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Company Posts Strong Quarterly and Full Year Results
and Issues 2016 Guidance

Dulles, Virginia February 29 2016 -- Orbital ATK, Inc. (NYSE: OA), a global leader in aerospace and defense technologies, today announced both GAAP and adjusted financial results for the fourth calendar quarter and calendar year ended December 31, 2015. The company is presenting adjusted results because it believes these non-GAAP metrics are useful to understand the underlying operating performance of the company by including the pre-merger Orbital and ATK Aerospace and Defense results in comparable periods and excluding significant transaction and merger-related expenses and other non-operational expenses in all periods (for details see reconciliation tables at the end of this release).

Orbital ATK reported GAAP revenues of $1,137 million for the fourth quarter of 2015, compared to $747 million in the same quarter in 2014. GAAP operating income and profit margin were $87.3 million and 7.7%, respectively, in the fourth quarter of 2015 compared to $81.0 million and 10.8%, respectively, in the same quarter of 2014. The company reported GAAP earnings per diluted share of $0.88 in the fourth quarter of 2015 compared to earnings per diluted share of $0.74 in the fourth quarter of 2014. Net cash provided by operating activities was $170.3 million in the quarter ended December 31, 2015.

Orbital ATK reported adjusted revenues of $1,137 million in the fourth quarter of 2015 compared to adjusted revenues of $1,116 million in the comparable period of 2014. Adjusted operating income and profit margin were $133.0 million and 11.7%, respectively, in the fourth quarter of 2015, compared to $127.7 million and 11.4%, respectively, in the same quarter of 2014. Adjusted diluted earnings per share in the quarter were $1.45, compared to $1.26 for the fourth quarter of 2014. Free cash flow was $122.2 million in the quarter ended December 31, 2015.

Full year 2015 GAAP revenues were $4,369 million, compared to $2,995 million in 2014. GAAP operating income and profit margin were $319.6 million and 7.3%, respectively, in 2015, compared to $311.1 million and 10.4%, respectively, in 2014.

-- more --

Orbital ATK, Inc. ǀ 45101 Warp Drive, Dulles, VA 20166 ǀ 703-406-5000

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

GAAP earnings per diluted share in 2015 were $2.85 compared to $2.78 in 2014. Net cash provided by operating activities was $443.5 million in 2015.

Full year 2015 adjusted revenues were $4,515 million, compared to $4,438 million in 2014. Adjusted operating income and profit margin were $499.8 million and 11.1%, respectively, in 2015, compared to $438.2 million and 9.9%, respectively, in 2014. Adjusted diluted earnings per share in 2015 were $5.02, compared to $4.18 in 2014. Adjusted free cash flow was $290.0 million in 2015.

“Orbital ATK completed the year with strong financial and operational results for both the fourth quarter and full year,” said David W. Thompson, Orbital ATK’s President and Chief Executive Officer. “In the fourth quarter, our revenue, profit margin, earnings per share and cash flow all exceeded our expectations. For the full year, record new orders generated a very strong 116% book-to-bill ratio, giving us excellent visibility into the work we will perform for our customers over the next several years.”

Mr. Thompson added, “We recently marked the one-year anniversary of completing the merger between Orbital and ATK Aerospace and Defense. I want to thank our customers, employees and shareholders for their encouragement, hard work and support throughout the year, which helped make the transition and integration such a success in a relatively short period of time.”

______
The adjusted financial results contained in this press release are non-GAAP financial measures and are adjusted to give effect to the merger of Orbital Sciences Corporation (Orbital) and Alliant Techsystems Inc. (ATK) on February 9, 2015 as if it had occurred on January 1, 2014. In addition, adjusted results exclude significant transaction and merger-related expenses and other non-operational expenses in all periods. Please refer to the reconciliation tables contained in the “Disclosure of Non-GAAP Financial Measures” section of this press release for more details on those adjustments.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Consolidated Financial Highlights

GAAP Results

	Fourth Quarter		Twelve Months
($ in millions, except per share data)	2015	2014	2015	2014
Revenues	$1,137	$747	$4,369	$2,995
Operating Income	87.3	81.0	319.6	311.1
Net Income	52.3	44.5	169.6	166.0
Diluted Earnings Per Share	$0.88	$0.74	$2.85	$2.78

Adjusted Results

All “adjusted” financial measures discussed below are non-GAAP adjusted financial results from continuing operations. See the reconciliation tables for details.

	Fourth Quarter		Twelve Months
($ in millions, except per share data)	2015	2014	2015	2014
Adjusted Revenues	$1,137	$1,116	$4,515	$4,438
Adjusted Operating Income	133.0	127.7	499.8	438.2
Adjusted Net Income	86.5	75.0	298.9	249.3
Adjusted Diluted Earnings Per Share	$1.45	$1.26	$5.02	$4.18

Adjusted results. See reconciliation tables in the "Disclosure of Non-GAAP Financial Measures" section for details.

Adjusted revenues increased $21 million, or 1.9%, in the fourth quarter of 2015 compared to adjusted revenues in the same period in 2014, driven by a $31 million increase in Flight Systems Group (“FSG”) adjusted revenues, an $11 million increase in Space Systems Group (“SSG”) adjusted revenues, and a $3 million decrease in corporate eliminations. These revenue increases were partially offset by a $23 million decrease in Defense Systems Group (“DSG”) adjusted revenues.

Adjusted operating income increased $5.3 million, or 4.2%, in the fourth quarter of 2015 compared to the same quarter in 2014 as a result of a $21.6 million increase in FSG, a $22.8 million increase in SSG and a $2.3 million increase in DSG, mostly offset by a $41.4 million decrease in corporate income primarily resulting from the 2014 insurance settlement.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Adjusted revenues increased $77 million, or 1.7%, in 2015 compared to adjusted revenues in 2014, driven by a $33 million increase in FSG adjusted revenues and a $122 million increase in SSG adjusted revenues. These revenue increases were partially offset by a $78 million decrease in DSG adjusted revenues. Corporate eliminations were flat year over year.

Adjusted operating income increased $61.6 million, or 14.1%, in 2015 compared to 2014, driven by a $81.4 million increase in FSG, a $35.9 million increase in SSG, and a $4.6 million increase in DSG adjusted operating income, partly offset by a $60.3 million decrease in corporate primarily resulting from the 2014 insurance settlement.

Net income and earnings per share for both quarters reflect an income tax rate of 25.4% for the fourth quarter of 2015 and an income tax rate of 34.0% for the fourth quarter of 2014. The tax rate in the fourth quarter of 2015 reflects the retroactive extension of the R&D tax credit.

“We closed 2015 with another strong quarter of financial results, including strong cash flow,” said Garrett E. Pierce, the company’s Chief Financial Officer.  “As we look forward to 2016 and beyond, we expect to continue to see benefits from the merger in terms of additional cost and revenue synergies that will propel margin expansion, top-line growth and continued robust free cash flow.”

Mr. Pierce also noted, “Beginning January 1, 2016, we moved to a calendar-based fiscal year, completing the transition that occurred throughout 2015 after the merger.”

Segment Results

Orbital ATK conducts its operations in three business units: Flight Systems Group, Defense Systems Group and Space Systems Group. Each of these groups in turn consists of several product-line divisions. Segment operating results include pension expense recoverable under U.S. Government contracts as determined in accordance with government Cost Accounting Standards (CAS). The difference between pension expense recorded in accordance with GAAP Financial Accounting Standards (FAS) and pension costs recorded in accordance with CAS is reported at the corporate level. The amortization of intangible assets recorded in connection with the merger of Orbital and ATK is also reported in corporate results.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Flight Systems Group:

GAAP Results

	Fourth Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Revenues	$386	$257	50.3%	$1,468	$1,013	44.9%
Operating Income	51.7	35.9	44.1%	239.1	125.1	91.2%
Operating Margin	13.4%	14.0%		16.3%	12.3%

Adjusted Results

	Fourth Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Adjusted Revenues	$386	$355	8.7%	$1,506	$1,473	2.2%
Adjusted Operating Income	51.7	30.1	71.5%	241.1	159.7	51.0%
Adjusted Operating Margin	13.4%	8.5%		16.0%	10.8%

Adjusted results. See reconciliation tables in the "Disclosure of Non-GAAP Financial Measures" section for details.

FSG adjusted revenues for the fourth quarter of 2015 increased $31 million, or 8.7%, primarily resulting from higher Launch Vehicles Division revenues. Adjusted operating income increased $21.6 million, or 71.5%, while margins increased due to profit improvement in the same division.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Defense Systems Group:

GAAP Results

	Fourth Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Revenues	$442	$466	(5.2)%	$1,829	$1,944	(5.9)%
Operating Income	42.6	48.6	(12.3)%	161.9	184.4	(12.2)%
Operating Margin	9.6%	10.4%		8.9%	9.5%

Adjusted Results

	Fourth Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Adjusted Revenues	$442	$465	(5.0)%	$1,836	$1,914	(4.1)%
Adjusted Operating Income	50.9	48.6	4.9%	190.4	185.8	2.5%
Adjusted Operating Margin	11.5%	10.4%		10.4%	9.7%

Adjusted results. See reconciliation tables in the "Disclosure of Non-GAAP Financial Measures" section for details.

DSG adjusted revenues for the fourth quarter of 2015 decreased $23 million, or 5.0%, and adjusted operating income increased $2.3 million, or 4.9%, primarily from timing of contracts in multiple divisions.

Space Systems Group:

GAAP Results

	Fourth Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Revenues	$327	$69	375.3%	$1,164	$309	277.3%
Operating Income	20.4	4.1	394.0%	51.3	23.3	120.5%
Operating Margin	6.3%	6.0%		4.4%	7.5%

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Adjusted Results

	Fourth Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Adjusted Revenues	$327	$316	3.5%	$1,260	$1,139	10.7%
Adjusted Operating Income	26.8	4.0	562.7%	98.3	62.4	57.6%
Adjusted Operating Margin	8.2%	1.3%		7.8%	5.5%

Adjusted results. See reconciliation tables in the "Disclosure of Non-GAAP Financial Measures" section for details.

SSG adjusted revenues for the fourth quarter of 2015 increased $11 million, or 3.5%, resulting from higher Commercial Satellite Division and higher Civil and Defense Satellite Division revenues. Adjusted operating income increased $22.8 million, or 562.7%, in the quarter resulting from profit improvements in the Civil and Defense Satellite Division.

Free Cash Flow and Capital Allocation Plan

Free cash flow in the fourth quarter of 2015 was $122.2 million. For calendar year 2015, adjusted free cash flow was $290.0 million, which resulted from $443.5 million of cash from continuing operations less $152.9 million of capital expenditures and adjustments of $0.6 million (see non-GAAP reconciliation table for details).

The company also reported that it repurchased approximately $15 million of its stock and paid dividends of approximately $15 million during the fourth quarter of 2015. For calendar year 2015, the company repurchased approximately $76 million of its stock and paid dividends of approximately $57 million.

Operational Highlights

Orbital ATK’s strong operational execution led to the achievement of numerous milestones in the quarter. These included the following important events:

In the Flight Systems Group, integration of the upgraded first stage propulsion system for the Antares rocket progressed well and a second ship-set of engines was also received in the quarter. The company carried out several successful launches, including an Intermediate Range Ballistic Target and a Patriot Target Vehicle for missile defense testing and two Coyote naval target missiles. Orbital ATK supported several successful customer launches with propulsion systems and composite structures, including a Minuteman III missile for the Air Force and three United Launch Alliance (ULA) Atlas V launch vehicles. The company reached production milestones in its aerospace

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

structures division, including delivery of the 3,000th F-35 part and the 200th Rolls-Royce Trent XWB engine case.

In the Defense Systems Group, Orbital ATK delivered more than 7,000 tactical missile rocket motors, warheads and related products, and produced over 250 million rounds of small- and medium-caliber ammunition in the fourth quarter. The company also increased production of its AARGM tactical missiles and successfully demonstrated a hypersonic air-breathing engine for future missile applications as well as precision weapons technologies for customers. DSG also opened in-country offices in Saudi Arabia and United Arab Emirates to better support customers in those countries.

In the Space Systems Group, the company successfully launched its Cygnus spacecraft to the International Space Station aboard a ULA Atlas V rocket from Cape Canaveral Air Force Station, Florida, marking the resumption of cargo delivery missions for NASA. In addition, production remained on schedule for several commercial satellite programs, including final testing and ground delivery of the Thaicom-8 communications satellite that is currently scheduled for launch this spring. The company-built Dawn interplanetary spacecraft reached its final orbit around Ceres, returning first-of-its-kind images and scientific data about the giant asteroid. Orbital ATK also shipped fuel and oxidizer tanks for integration into NASA’s James Webb Space Telescope and carried out five successful suborbital research rocket launches during the fourth quarter.

Commenting on fourth quarter 2015 operations, Chief Operating Officer Blake E. Larson said, “Our focus on operational excellence throughout the company resulted in another quarter of very solid progress on numerous major contracts. In the quarter, we reinstated cargo delivery missions to the International Space Station for NASA, ramped up our monthly production rate on the A350 program for Airbus, increased production rates on the AARGM tactical missile program for the U.S. Navy, and met production demand in our small caliber ammunition business for commercial and government customers. We also exceeded our cost synergy targets for 2015, with more progress to be made this year, which should enable us to reach the high end of our expectations.”

New Business Summary

In the fourth quarter of 2015, Orbital ATK recorded approximately $855 million in new firm and option contract bookings. In addition, the company received approximately $305 million in option exercises under existing contracts. For the full year, the company booked about $6.7 billion in new firm and option orders and received $1.3 billion in option exercises. As of December 31, 2015, the company’s firm backlog was approximately $8.1 billion and its total backlog (including options, indefinite quantity contract and undefinitized orders) was approximately $13.5 billion.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Calendar Year 2016 Financial Guidance

The company provided the following financial guidance for calendar year 2016. The guidance does not include any merger-related expenses that may occur in 2016. The guidance also includes about $50 million of annual non-cash intangible asset amortization expense resulting from the merger in early 2015.

Guidance	2016 Guidance
Revenues ($ in millions)	$4,575 - $4,650
Operating Income Profit Margin	11.0% - 11.5%
Diluted Earnings Per Share	$5.25 - $5.50
Free Cash Flow ($ in millions)	$275 - $325

Orbital ATK currently expects interest expense of approximately $60 million and an effective tax rate of approximately 32% for the year. Pension funding is expected to be approximately $40 million and capital expenditures are projected at about $215 million for the year. Diluted weighted average shares outstanding are expected to be about 58 million in 2016. The FAS/CAS pension adjustment is expected to be about $80 million in 2016.

Other SEC Filings

Earlier today, Orbital ATK reported on a Form 8-K that it is restating its financial statements for the quarterly periods ended July 5, 2015 and October 4, 2015. The accounting change resulting from the restatement of the 2015 quarterly periods is reflected in the fourth quarter and calendar year 2015 results presented in this press release. The restatement did not have a material impact on the company’s consolidated financial statements for the quarter and fiscal year ended March 31, 2015, nor does the company anticipate a material impact of the company’s consolidated financial statements for the nine-month transition period ended December 31, 2015. The restatement did not have a negative impact of the company’s operating cash flow, cash balances or backlog.

Also, as reported in our Form 12b-25 filing with the SEC filed earlier today, the company is delaying the filing of its Form 10-K for the nine-month transition period ended December 31, 2015. As such, amounts in this press release are unaudited and subject to change. The company expects to file the Form 10-K within the 15-day period permitted by SEC rules.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Conference Call Information

Investors can listen to a live audio webcast of the conference call with analysts that Orbital ATK will host at 9:00 a.m. (EDT) March 1, 2016. To listen to the call, visit the company’s website at www.orbitalatk.com/investors. For those who cannot listen to the live webcast, a telephone recording of the conference call will be available by dialing (855) 859-2056 and using the conference ID 53395841. The recording will be available until March 15, 2016. Orbital ATK has also posted on its investor relations website a presentation of fourth quarter and full calendar year 2015 financial results and operational highlights.

Social Media Disclosure

Orbital ATK communicates material financial information to its investors using press releases, Securities and Exchange Commission filings, its investor relations website, public conference calls and webcasts. From time to time, Orbital ATK communicates information regarding its business and operations, such as new contract awards and mission updates, via Twitter and Facebook. It is possible that the information disclosed through such social media channels could be deemed to be material. Therefore, we encourage investors, the media and others interested in Orbital ATK to follow the information we post on Twitter at https://twitter.com/OrbitalATK and on Facebook at https://facebook.com/OrbitalATK.

About Orbital ATK

Orbital ATK is a global leader in aerospace and defense technologies. The company designs, builds and delivers space, defense and aviation systems for customers around the world, both as a prime contractor and merchant supplier. Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures. Headquartered in Dulles, Virginia, Orbital ATK employs approximately 12,000 people in 18 states across the United States and in several international locations. For more information, visit www.orbitalatk.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements are subject to risks and

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

uncertainties that could cause actual results or performance to differ, including the following: potential difficulties in achieving expected merger synergies and efficiencies within the expected time-frames or at all; the integration of business operations being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption that might result from the merger; potential difficulties in retaining key employees; the company’s ability to maintain and grow its relationship with its customers; reductions or changes in U.S. Government military or NASA spending, including impacts of sequestration under the Budget Control Act of 2011; changes in cost and revenue estimates and/or timing of programs and payments; the potential termination of U.S. Government contracts; failure to win or retain key contracts; costs of servicing debt, including cash requirements and interest rate fluctuations; the company’s capital deployment strategy, including share repurchases and dividend payments; actual pension asset returns and assumptions regarding future returns, discount rates and service costs; supply, availability, and costs of raw materials and components, including commodity price fluctuations; performance of subcontractors and other third parties; development of key technologies; and the costs and ultimate outcome of contingencies, including litigation, government investigations and other legal proceedings. Additional information concerning these and other factors can be found in Orbital ATK’s filings with the Securities and Exchange Commission. Orbital ATK undertakes no obligation to update any forward-looking statements, except as may be required by law.

Disclosure of Non-GAAP Financial Measures

The adjusted financial results contained in this press release are non-GAAP financial measures adjusted to give effect to the merger of Orbital and ATK in all periods and adjust for the impact of costs and expenses itemized in the tables below. In addition, the adjusted results reflect estimates of interest expense, the income tax rate and diluted shares that would be in effect for the periods as if the merger of Orbital and ATK and divestiture of ATK’s Sporting Group had occurred on January 1, 2014. Please refer to the reconciliation tables below for more details.

We define free cash flow as GAAP (U.S. Generally Accepted Accounting Principles) net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment. Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt. The company’s management also uses free cash flow in its operational decision-making.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Adjusted measures are provided so investors can more easily compare current and prior period results of the combined companies. These adjusted results should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The reconciliation of GAAP results to adjusted results are as follows:

Adjusted Consolidated Results

Quarter Ended December 31, 2015

		Operating	Operating
($ in millions, except per share data)	Revenue	Income	Margin

GAAP	$1,137	$87.3	7.7%
Merger-related Adjustments (1)		10.6
Business Rationalization (2)		$35.1
As Adjusted	$1,137	$133.0	11.7%

Interest expense		(16.9)
Taxes (3)		(29.5)
Minority Interest		(0.1)
Adjusted Net Income		$86.5
Adjusted EPS (4)		$1.45

(1) Includes the impact of merger related costs.
(2) Includes the impact of business rationalization costs.
(3) Calculated using an effective tax rate of 25.4%.
(4) Calculated using a diluted share count of 59.57 million.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Twelve Months Ending December 31, 2015

		Operating	Operating
($ in millions, except per share data)	Revenue	Income	Margin

GAAP	$4,369	$319.6	7.3%
Orbital results for Jan. 1 to Feb. 8, 2015	129	(7.5)
	$4,498	$312.1	6.9%

Transaction Expenses		33.4
Severance and Accelerated Vesting		29.9
Intangible Amortization		(7.0)
Goodwill Impairment		34.3
Legal Settlement		25.0
Other (1)	17	72.2
As Adjusted	$4,515	$499.8	11.1%

Interest expense (2)		(63.3)
Taxes (3)		(137.3)
Minority Interest		(0.3)
Adjusted Net Income		$298.9
Adjusted EPS (4)		$5.02

(1) Includes merger-related change in intracompany eliminations, restructuring and other transaction impacts.
(2) Interest expense excludes an approximately $9 million charge related to the September 2015 debt refinance transaction.
(3) Calculated using an effective tax rate of 31.5%.
(4) Calculated using a diluted share count of 59.51 million.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Quarter Ended December 31, 2014

		Operating	Operating
($ in millions, except per share data)	Revenue	Income	Margin

GAAP, From Continuing Operations	$747	$81.0	10.8%
Orbital results for October 1 to December 31, 2014 (1)	366	42.5
	$1,113	$123.4	11.1%

Intangible Amortization		(11.8)
Transaction Expenses		6.2
Change In Intercompany Eliminations	3	9.9
As Adjusted	$1,116	$127.7	11.4%

Interest expense (2)		(13.8)
Taxes (3)		(38.7)
Minority Interest		(0.1)
Adjusted Net Income		$75.0
Adjusted EPS (4)		$1.26

(1) Per Orbital Sciences Corporation operating results.
(2) Calculated assuming a blended interest rate of 3.6% on $1.6 billion average outstanding debt.
(3) Calculated using an effective tax rate of 34%.
(4) Calculated using a diluted share count of 59.75 million.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Twelve Months Ending December 31, 2014

		Operating	Operating
($ in millions, except per share data)	Revenue	Income	Margin

GAAP, From Continuing Operations	$2,995	$311.1	10.4%
Orbital results for January 1 to December 31, 2014 (1)	1,345	126.5
	$4,341	$437.6	10.1%

Transaction Expenses		28.4
Intangible Amortization		(48.6)
Pension Close Out	(30)	(30.5)
Environmental Settlement		5.2
Change In Intercompany Eliminations	127	35.4
Facility Rationalization		10.6
As Adjusted	$4,438	$438.2	9.9%

Interest expense (2)		(60.0)
Taxes (3)		(128.6)
Minority Interest		(0.3)
Adjusted Net Income		$249.3
Adjusted EPS (4)		$4.18

(1) Per Orbital Sciences Corporation Form 10-Q for first nine months of 2014 and operating results for the quarter ended December 31, 2014.
(2) Calculated assuming a blended interest rate of 3.6% on $1.6 billion average outstanding debt.
(3) Calculated using an effective tax rate of 34%.
(4) Calculated using a diluted share count of 59.66 million.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Flight Systems Group Adjusted Results

	Fourth Quarter 2015			Twelve Months 2015
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin

GAAP as Reported	$386	$51.7	13.4%	$1,468	$239.1	16.3%
Orbital results for Jan. 1 to Feb. 8, 2015	—	—		38	2.0
As Adjusted	$386	$51.7	13.4%	$1,506	$241.1	16.0%

	Fourth Quarter 2014			Twelve Months 2014
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin

GAAP as Reported	$257	$35.9	14.0%	$1,013	$125.1	12.3%
Orbital results (1)	118	(5.7)		511	33.8
	$374	$30.1	8.0%	$1,524	$158.9	10.4%
Other eliminations	(20)			(51)	0.8
As Adjusted	$355	30.1	8.5%	$1,473	159.7	10.8%

(1) Per Orbital Sciences Corporation operating results for the quarter ended December 31, 2014.

Defense Systems Group Adjusted Results

	Fourth Quarter 2015			Twelve Months 2015
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin

GAAP as Reported	$442	$42.6	9.6%	$1,829	$161.9	8.9%
Business Rationalization	—	3.6		—	3.6
Transaction-related Impacts	—	4.8		7	24.9
As Adjusted	$442	$50.9	11.5%	$1,836	$190.4	10.4%

	Fourth Quarter 2014			Twelve Months 2014
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin

GAAP as Reported	$466	$48.6	10.4%	$1,944	$184.4	9.5%
Pension Close Out and Other Eliminations	(1)	—		(30)	1.3
As Adjusted	$465	$48.6	10.4%	$1,914	$185.8	9.7%

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Space Systems Group Adjusted Results

	Fourth Quarter 2015			Twelve Months 2015
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin

GAAP as Reported	$327	$20.4	6.3%	$1,164	$51.3	4.4%
Orbital results for Jan. 1 to Feb. 8, 2015	—	—		92	2.3
	$327	$20.4	6.3%	$1,257	$53.6	4.3%
Goodwill Impairment	—	—		—	34.3
Business Rationalization	—	6.4		—	6.4
Transaction-related Impacts	—	—		4	4.0
As Adjusted	$327	$26.8	8.2%	$1,260	$98.3	7.8%

	Third Quarter 2014			First Nine Months 2014
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin

GAAP as Reported	$69	$4.1	6.0%	$309	$23.3	7.5%
Orbital results (1)	252	1.4		851	43.2
	$321	$5.5	1.7%	$1,160	$66.4	5.7%

Other Eliminations	(5)	(1.5)		(21)	(4)
As Adjusted	$316	4.0	1.3%	$1,139	$62.4	5.5%

(1) Per Orbital Sciences Corporation operating results for the quarter ended December 31, 2014.

Free Cash Flow and Adjusted Free Cash Flow

	Fourth	Twelve
	Quarter	Months
($ in millions)	2015	2015
Net Cash Used In/Provided By Continuing Operating Activities	$170.3	$443.5
Capital Expenditures	(48.2)	(152.9)
	122.2	290.6

Adjustments	—	(0.6)	(1)
Adjusted Free Cash Flow	$122.2	290.0

(1) Includes Orbital cash flow for pre-merger period; excludes merger and other non-recurring cash expenditures and adjusts for the timing of certain significant cash expenditures.

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Condensed Consolidated Statements of Income from Continuing Operations
GAAP As Reported

Nine Months Ended
(In millions, except per share data)	December 31, 2015

Sales	$3,399
Cost of sales	(2,498)
Operating expenses	(630)
Gain on settlement	50
Operating income	321
Interest expense	(57)
Pretax income	264
Income taxes	(83)
Net income from continuing operations	$181

Basic net income from continuing operations per common share	$3.05

Weighted-average number of common shares outstanding (in thousands)	59,358

Diluted net income from continuing operations per common share	$3.02

Weighted-average number of diluted common shares outstanding (in thousands)	59,915

-- more --
-- more --
more --

Orbital ATK Announces Fourth Quarter and Full Year 2015 Financial Results

Condensed Consolidated Balance Sheets
GAAP As Reported

($ In millions)	December 31, 2015	March 31, 2015
Assets
Current assets:
Cash and cash equivalents	$104	$139
Net receivables	1,792	1,794
Other current assets	354	455
Total current assets	2,250	2,388
Net property, plant and equipment	806	807
Goodwill	1,853	1,875
Other noncurrent assets	443	434
Total assets	$5,352	$5,504

Liabilities and Equity
Total current liabilities	$974	$1,097
Long-term debt	1,450	1,529
Other noncurrent liabilities	981	1,090
Total liabilities	3,405	3,716
Total equity	1,947	1,788
Total liabilities and equity	$5,352	$5,504

Investor and Media Contact:
Barron Beneski (703) 406-5528
Orbital ATK Inc.
Barron.Beneski@orbitalatk.com

###